EXHIBIT 4.2.1


NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.



                             STOCK PURCHASE WARRANT

                  TO PURCHASE 100,000 SHARES OF COMMON STOCK OF

                                TRADEQWEST, INC.


         THIS WARRANT to purchase common stock, par value $.001 per share (the "Common Stock") of TRADEQWEST, INC., a Delaware corporation (the "Company") is issued the 15th day of August, 2001 by the Company to Rockann Enterprises, Inc. (A California Corp.) 10601 Wilshire Blvd., Suite 1604, Los Angeles, CA, 90024, or any subsequent assignee or transferee hereinafter referred to collectively as "Holder" or "Holders").

1. Issuance of Warrant. The Company hereby grants to the Holder the right to purchase One Hundred Thousand (100,000) shares of the Common Stock, upon the surrender hereof, at the Exercise Price (as defined in Section 3 below) per share. The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Warrant Shares." The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 9 below.

2. Term. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable in whole from the date hereof until 5:00 p.m. Eastern Time on August 15, 2006 (the "Expiration Date") and shall be void thereafter, provided that the provisions of Section 6 hereof shall survive in accordance with their terms.

3. Price. The purchase price per share for which the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be the lesser of $2.10 per share, or 52.75% of the price quoted for the Company's stock on the date of exercise or if the Common Stock is not listed on any nationally recognized exchange, the last bid price for the Common Stock on the date of exercise.



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4. Exercise.

     (a) From the date hereof until the Expiration Date, this Warrant may be exercised, and the Holder may purchase from the Company, the number of shares of Common Stock set forth in Section 1 above held by the Holder that the Holder elects to exercise at such time.

     (b) The Holder may exercise this Warrant as to part or all of the Warrant Shares by surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A, duly completed and executed on behalf of the Holder, at the principal office of the Company, or at such other address as the Company shall designate in a written notice to the Holder hereof, together with a certified check payable to the Company for the aggregate Exercise Price of the Warrant Shares so purchased.

     (c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

5. Covenants and Conditions. The above provisions are subject to the following:

     (a) The Warrant Holder shall continue as a member of the Advisory Board for TradeQwest, Inc.

     (b) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws ("Blue Sky Laws"). This Warrant and the Warrant have been acquired for investment purposes only and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant, and the certificates representing such warrant Shares shall bear substantially the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF l933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                  The Holder agrees to execute such other documents and instruments as counsel to the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws, including compliance with applicable exemptions from the registration requirements of such laws.

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     (c) The Company covenants and agrees that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

6. Registration Rights.

     (a) The Company and the Holder agree that if at any time the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for an offering by a selling shareholder, it will give notice in writing to such effect to the Holder at least thirty (30) days prior to such filing, and, at the written request of the Holder made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of one counsel to such Holder, but excluding underwriting discounts, commissions and filing fees attributable to the Warrant Shares included therein) such of the Warrant Shares as such Holder shall request; provided that if the offering being registered by the Company is underwritten and if the representative of the underwriters determines that the inclusion therein of the Warrant Shares requested to be included would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Warrant Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering.

     (b) The Company's obligations under Section 6(a) above with respect to each Holder of Warrant Shares are expressly conditioned upon such Holder's furnishing to the Company in writing such information concerning such Holder and the terms of such Holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Warrant Shares is filed, then the Company shall indemnify each Holder thereof (and each underwriter for such Holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such Holder of the Warrant Shares expressly for use in connection with such registration statement; and such Holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such Holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such Holder of the Warrant Shares expressly for use in connection with such registration statement.

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

7. Transfer of Warrant. Subject to the provisions of Section 5, this Warrant may be transferred by presentation of the Warrant to the Company with written instructions for such transfer and by the execution by such transferee of an investment letter in a form reasonably satisfactory to the Company only (a) by operation of law or by reason of the reorganization of the Holder or (b) upon the written consent of the Company. Upon such permitted transfer, the transferee shall be subject to the same restrictions on transferability as provided under this Section 7. Upon such presentation for transfer and receipt of such investment letter from such holder in connection with such permitted transfer, the Company shall promptly execute and deliver a new Warrant or Warrants substantially in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses in connection with the preparation, issuance and delivery of Warrants under this Section

8. Warrant Holder Not Shareholder. This Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company.

9. Adjustment Upon Changes in the Company Common Stock.

     (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to the record date for such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 9(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 9(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

     (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 9(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of


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shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 9(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

10. Notice of Certain Events. In case:

     (a) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of capital stock of any class, or to receive any other rights; or

     (b) Of any capital reorganization, any reclassification of shares of capital stock of the Company (other than a subdivision or combination of outstanding shares of Common Stock to which Section 9 applies), or any consolidation or merger of the Company or the sale or transfer of all or substantially all of the assets of the Company; or

     (c) Of any voluntary dissolution, liquidation, or winding up of the Company;

then the Company shall mail (at least thirty (30) days prior to the applicable date referred to in subclause (x) or in subclause (y) below, as the case may
be), to the Holder at the address set forth in the Company's stock records, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights are to be determined, or (y) the date on which such reclassification, capital reorganization, consolidation, merger, sale, transfer dissolution, liquidation, or winding up is expected to become effective, and, if applicable, the date as of which it is accepted that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, capital reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up.




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






     IN WITNESS WHEREOF, TradeQwest, Inc. has caused this Warrant to be executed by its duly authorized officer to be effective as of the first date written above.


                                TRADEQWEST, INC.


                           By:  /s/ Donald Hyde
                               -----------------------
                                Donald Hyde, President


Accepted:


By:
Name:
Title:





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




                                    EXHIBIT A


                               NOTICE OF EXERCISE


TO:      TRADEQWEST, INC.

         The undersigned, the Holder of the foregoing Warrant and pursuant to the terms hereof, hereby elects to exercise rights represented by said Warrant for, and to purchase thereunder, shares of the Company's Common Stock covered by said Warrant, and tenders herewith payment of the purchase price in full for such shares of $____________.

          The undersigned hereby requests that certificates for such shares (or any other securities or other property issuable upon such exercise) be issued in the name of and delivered to the undersigned at the address set forth below.

                                    Name

Date:
                                    Signature


                                    Address:





Please submit to:
Investor Relations
TradeQwest, Inc.
400 North Oak Street
Inglewood, CA 90302


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                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                                  Do not use this form to exercise the warrant.)



     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

---------------------------------------------------------------
whose address is

---------------------------------------------------------------.



---------------------------------------------------------------

                           Dated:  ______________, _______


                           Holder's Signature: _____________________________

                           Holder's Address:   _____________________________





Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.



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